             As filed with the Securities and Exchange Commission
                               on July 29, 1997
                                                  Registration No.
     ---------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           NOVASTAR FINANCIAL, INC.
                           ------------------------
            (Exact Name of registrant as specified in its charter)


                Maryland                               48-1190054
                --------                               ----------
         (State of incorporation                    (I.R.S. Employer
               or organization)                     Identification No.)

         1900 West 47th Place, Suite 205
         Westwood, Kansas                                66205
         ---------------------------------             ----------
         (Address of principal                         (Zip Code)
          Executive Offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box: [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box: [_]

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------
Not applicable                               Not applicable


       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
                    --------------------------------------
                               (Title of class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities To Be Registered
         -------------------------------------------------------

         The title of the Common Stock of the Registrant being registered hereby is Common Stock, par value $.01 per share ("the Common Stock"). The description of the Common Stock is contained in the Registrant's Registration Statement on Form S-11 as filed with the Securities and Exchange Commission as of the date hereof under the captions "Prospectus Summary," "Description of Capital Stock" and "Certain Federal Income Tax Considerations," which description is hereby incorporated herein by reference thereto.

         Item 2.  Exhibits
                  --------

         Instruments defining the rights of holders of the securities being registered hereunder:

         3.1+       Articles of Amendment and Restatement of the Registrant.

         3.3+       Bylaws of the Registrant.

         4.3*       Specimen Common Stock Certificate.

------------------------------

         + Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 filed by the Registrant with the Securities and Exchange Commission as of the date hereof.

         *          To be filed by amendment.

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    July 28, 1997



                                       NovaStar Financial, Inc.




                                       By: /s/ Mark J. Kohlrus
                                          ----------------------------------
                                          Mark J. Kohlrus
                                          Senior Vice President, Treasurer
                                          and Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit Number                                                       Page Number
--------------                                                       -----------

    3.1+     Articles of Amendment and Restatement of the Registrant

    3.3+     Bylaws of the Registrant

    4.3*     Specimen Common Stock Certificate




------------------------------

    + Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 filed by the Registrant with the Securities and Exchange Commission as of the date hereof.

    *   To be filed by amendment.